Exhibit 10.2


                       KAISER 1997 OMNIBUS STOCK INCENTIVE PLAN
                              RESTRICTED STOCK AGREEMENT



                    RESTRICTED STOCK AGREEMENT (the "Agreement"), dated as of August 15, 2000, among Kaiser Aluminum Corporation, a Delaware corporation ("KAC"), its subsidiary Kaiser Aluminum & Chemical Corporation, a Delaware corporation ("KACC") (together, the "Company"), and Raymond J. Milchovich, the President and Chief Executive Officer of the Company (the "Grantee").
                    The Section 162(m) Compensation Committees of the Boards of Directors of the Company (the "Committee") have determined that the objectives of the Kaiser 1997 Omnibus Stock Incentive Plan (the "Plan") will be furthered by the grant to the Grantee of 26,116 shares of Common Stock of KAC ("Common Stock") subject to the restrictions set out in this Agreement (the "Restricted Shares"), effective on August 15, 2000 (the "Grant Date").
                    Notwithstanding any provision hereof, this Agreement shall become effective only as, when and if the Grantee shall have executed and delivered to the Company (i) this Agreement and
          (ii) the stock power referenced below.
                    In connection with the grant of the Restricted Shares, the Grantee has delivered to the Company herewith a stock power duly endorsed in blank, which will be returned to the Grantee when all restrictions on the Restricted Shares covered thereby have expired as provided in Section 2.
                    In consideration of the foregoing and of the mutual undertakings set forth in this Agreement, the Company and the Grantee agree as follows:
                    SECTION 1.  Issuance of Restricted Shares.  As soon as
                    --------    -----------------------------
           practicable after receipt from the Grantee of this executed Agreement, the Company shall cause to be issued under the Plan in the name of the Grantee a Restricted Share stock certificate, representing 26,116 shares of Common Stock. Such certificate shall remain in the possession of the Company until the Restricted Shares represented thereby are free of the restrictions set forth in Section 2. Upon the issuance of such certificate, the Grantee shall have the rights of a stockholder with respect to the Restricted Shares, including the right to vote such shares, subject to the restrictions set forth in this Agreement and the Plan.
                    SECTION 2.  Restrictions.
                    ---------   -------------
                    2.1 Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of prior to the date provided for in Section 2.2 or Section 2.3. These restrictions shall apply as well to any shares of Common Stock or other securities of the Company which may be acquired by the Grantee in respect of the Restricted Shares as a result of any stock split, stock dividend, combination of shares or other change, or any exchange, reclassification or conversion of securities.
                    2.2 Unless sooner terminated pursuant to the terms hereof, the restrictions set forth in Section 2.1 shall expire, provided that the Grantee is then an employee of the Company, on March 28, 2002, or, if earlier, the date specified below for the designated portion of the award (the "Vesting Dates"):

                    Vesting Date             Number of Restricted Shares
                   --------------           as to Which Restrictions Lapse
                                           -------------------------------
          -    the first date after the
          Grant Date on which a
          share of Common Stock
          trades for 20 consecutive                     13,058
          business days for a price
          equal to or greater than
          $9

          -    The later of (i) March 28,
          2001, or (ii) the first
          date after the Grant Date
          on which a share of Common                    13,058
          Stock trades for a price
          equal to or greater than
          $9 for 20 consecutive
          business days


          As soon as practicable after each Vesting Date, the Company shall deliver to the Grantee, subject to the provisions of Section 4, a stock certificate representing the Restricted Shares which became free of restrictions on such Vesting Date.
                    2.3 Notwithstanding any other provisions of this Agreement, all restrictions on all of the Restricted Shares shall lapse on the earliest of (a) the date the Grantee dies while an employee of the Company or terminates employment on account of Disability, (b) the occurrence of a Change in Control while the Grantee is employed by the Company, as such term is defined in the employment agreement between the Grantee and KACC dated June 1, 1999 (the "Employment Agreement") or (c) the date the Grantee resigns for Good Reason or is terminated by the Company without Cause (as such terms are defined in the Employment Agreement), if either (a), (b) or (c) occurs earlier than the Vesting Dates specified in Section 2.2.
                    2.4 Dividends that become payable on Restricted Shares shall be held by the Company in escrow in accordance with the provisions of this Agreement. At each Vesting Date, the Company shall deliver out of escrow to the Grantee a lump sum cash amount equal to the dividends attributable to the Restricted Shares on which the restrictions lapse at such Vesting Date, without adjustment for earnings and losses.
                    SECTION 3.  Forfeiture.  Except as provided in Section
                    ---------   ----------
           2, effective upon termination of the Grantee's employment with the Company for any reason, the Company shall cancel the stock certificate(s) representing any Restricted Shares on which the restrictions have not expired, and the Dividend Escrow Account shall thereupon be terminated, it being understood and agreed that Grantee shall not be entitled to any payment whatsoever under this Agreement or provisions of the Plan relating to this Agreement in connection with such cancellation and termination.
                    SECTION 4.  Withholding Taxes.
                    ---------   ------------------
                    4.1 Whenever a stock certificate representing Restricted Shares that have vested in accordance with the terms hereof is to be delivered to the Grantee pursuant to Section 2, the Company shall be entitled to require as a condition of such delivery that the Grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy all federal, state and other governmental tax withholding requirements related to the expiration of restrictions on the shares represented by such certificate. The Company shall, upon the request of the Grantee, withhold from delivery shares having a Fair Market Value on the Vesting Date equal to the amount of tax to be withheld. Fractional share amounts shall be settled in cash.
                    4.2  If the Grantee makes the election permitted under
          section 83(b) of the Internal Revenue Code (that is, an election to include in gross income in the year of transfer the amounts specified in section 83(b)), he shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service and shall within the same 10-day period remit to the Company an amount sufficient in the opinion of the Company to satisfy all federal, state and other governmental tax withholding requirements related to such inclusion in Grantee's income.
                    SECTION 5.  Nature of Payments.
                    ---------   ------------------
                    The grant of the Restricted Shares hereunder constitutes a special incentive payment and the parties agree that it is not to be taken into account in computing the amount of salary or compensation of the Grantee for the purposes of determining (i) any pension, retirement, profit-sharing, bonus, life insurance or other benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company, or (ii) any severance or other amounts payable under any other agreement between the Company and the Grantee.

                    SECTION 6.  Plan Provisions to Prevail.
                    ---------   ---------------------------
                    This Agreement is subject to all of the terms and provisions of the Plan. Without limiting the generality of the foregoing, by entering into this Agreement the Grantee agrees that no member of the Committee or the Boards of Directors of the Company shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder or this Agreement. In the event that there is any inconsistency between the provisions of this Agreement and of the Plan, the provisions of the Plan shall govern.
                    SECTION 7.  Miscellaneous.
                    ---------   --------------
                    7.1  Section Headings and Defined Terms.  The Section
                         ----------------------------------
           headings contained herein are for purposes of convenience only and are not intended to define or limit the contents of the Sections. Unless otherwise indicated herein, terms with initial capital letters shall have the meanings given such terms in the Plan.
                    7.2  Notices.  Any notice to be given to the Company
                         -------
           hereunder shall be in writing and shall be addressed to Chairman of the Board of the Company at its principal corporate address or at such other address as the Company may hereafter designate to the Grantee by notice as provided in this Section 7.2. Any notice to be given to the Grantee hereunder shall be addressed to the Grantee at the address set forth beneath his signature hereto, or at such other address as he may hereafter designate to the Company by notice as provided herein. A notice hereunder shall be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive it.
                    7.3  Successors and Assigns.  This Agreement shall be
                         ----------------------
           binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent consistent with Sections 2 and 3 of this Agreement, the heirs and personal representatives of the Grantee.
                    7.4  Governing Law.  This Agreement shall be
                         -------------
           interpreted, construed and administered in accordance with the laws of the State of Texas as they apply to contracts made, delivered and to be wholly performed in the State of Texas.
                    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
                                             KAISER ALUMINUM CORPORATION


                                             By:   /S/ John Barneson

                                             Title:    Vice President and
                                               Chief Administrative Officer

                                             KAISER ALUMINUM & CHEMICAL
                                             CORPORATION


                                             By:   /S/ John Barneson
                                             Title:   Vice President and
                                               Chief Administrative Officer




                                                /S/ Raymond J. Milchovich
                                             Raymond J. Milchovich, Grantee

                                             Address: 121 North Post Oak
                                                       Lane, #1106
                                                       Houston, Texas 77024

                                             Social Security Number:  173-
                                                  40-6128